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                                                                    Exhibit 10.8

                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


          THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is entered into by and among CarrAmerica Realty Corporation ("CarrAmerica"), OmniOffices (UK) Limited ("Omni UK"), OmniOffices (Lux) 1929 Holding Company S.A. ("LuxCo"), VANTAS Incorporated ("VANTAS") and FrontLine Capital Group (formerly known as Reckson Services Industries, Inc.) ("RSI") as of April 29, 2000.

                                   RECITALS:

          WHEREAS, CarrAmerica, Omni UK, LuxCo, VANTAS and RSI entered into a Stock Purchase Agreement dated as of January 20, 2000 (such agreement, as heretofore, hereby and hereinafter amended, the "UK Agreement") pursuant to which CarrAmerica agreed to sell shares of common stock of Omni UK and LuxCo owned by it together with its interest in certain loans made by it to Omni UK and LuxCo to VANTAS on the terms set forth therein;

          WHEREAS, VANTAS, RSI, CarrAmerica, Omni UK and LuxCo have executed an Agreement dated as of March 13, 2000, as amended, pursuant to which such parties agreed to authorize certain actions governed by the UK Agreement;

          WHEREAS, the parties hereto wish to make certain additional amendments to the UK Agreement; and

          WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the UK Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties, intending to be legally bound, agree as follows:

          1. The second and third recitals of the UK Agreement are hereby deleted in their entirety and replaced with the following:

          "WHEREAS, CarrAmerica has made certain loans to Omni UK and LuxCo as described on Exhibit B attached hereto, and may make additional loans to Omni UK and LuxCo as contemplated by Section 4.1(b)(iii) hereof (collectively, the "Loans"), which Loans are or will be evidenced by promissory notes, the date and denominations of which as of the date hereof are set forth on Exhibit B (the "Notes");
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          WHEREAS, CarrAmerica desires to sell and transfer to VANTAS and VANTAS desires to purchase from CarrAmerica (i) the Notes in exchange for an amount equal to the principal amount of, and any accrued and unpaid interest with respect to, the Notes outstanding as of the Closing Date in accordance with Section 1.2 (the "Loan Consideration"), and (ii) all of the shares of non-voting common stock, par value (Pounds).01 per share, of Omni UK (which represents approximately 95% of the equity interest in Omni UK) (the "UK Non-Voting Common Stock") and all of the shares of non-voting common stock, par value $250 per share, of LuxCo (which represents approximately 95% of the equity interest in LuxCo) (the "Lux Non-Voting Common Stock"; and together with the UK Non-Voting Common Stock, collectively, the "Shares") owned of record by the Seller for total consideration equal to the "Share Consideration" as calculated pursuant to Annex A (the "Share Consideration");"

          2. Section 2.3 of the UK Agreement is hereby amended by inserting the following at the end of Section 2.3:

          "Notwithstanding anything to the contrary contained herein, the parties acknowledge that, in connection with the consummation of the transactions contemplated by the Merger Agreement, the consent of the general partner of Mercury Executive Offices, L.P. may be required under the Limited Partnership Agreement dated November 16, 1998 and the management agreements related thereto; it being understood that Omni UK, LuxCo, VANTAS and RSI shall use commercially reasonable efforts to obtain such consent."

          3. Section 2.12(a) of the UK Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

          "Neither of the Companies nor any of their respective Subsidiaries owns any real property or interests in real property, other than OmniUK Real Property Leases (as defined below), LuxCo Real Property Leases (as defined below), the OmniUK Owned Property (as defined below) and certain interests in certain real property assets held directly or indirectly through the MAM Investment (as defined below)."

          4. The provision immediately following Section 2.13(j) on page 12 of the UK Agreement is hereby deleted in its entirety and replaced with the following:

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          "; provided, however, that notwithstanding anything to the contrary contained herein other than any contracts relating to office equipment, maintenance or service for any individual business center of the Companies or their respective Subsidiaries which does not require annual payments in excess of $25,000, the sum of the aggregate future liabilities and costs of termination associated with all contracts, arrangements, agreements or understandings to which either of the Companies or any of their respective Subsidiaries is a party or by which they or any of their respective properties or assets which are not set forth on Schedule 5.2, 2.13 or 2.16 is bound does not exceed $5,000,000."

          5. Section 2.28 of the UK Agreement is hereby deleted in its entirety and replaced with the following:

          "Section 2.28 MAM Investment.  OmniUK and certain of its Subsidiaries
                        --------------
          have agreed to invest up to (Pounds)20 million in Mercury Executive Offices, L.P. on the terms and conditions set forth in the limited partnership agreement, dated November 16, 1998 (the "MAM Investment"), of which at least (Pounds)15,594,241 has been funded. Notwithstanding anything to the contrary contained herein, the parties acknowledge that, in connection with the consummation of the transactions contemplated by the Merger Agreement, the consent of the general partner of Mercury Executive Offices, L.P. may be required under the Limited Partnership Agreement dated November 16, 1998 and the management agreements related thereto; it being understood that Omni UK, LuxCo, VANTAS and RSI shall use commercially reasonable efforts to obtain such consent."

          6. Section 4.1(b)(iii) of the UK Agreement is hereby deleted in its entirety and replaced with the following:

          "incur or assume any liabilities or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or entity (other than a wholly owned Subsidiary) except pursuant to contracts or agreements listed in
          Schedule 2.13 or except for loans and equity investments (which shall be deemed to be included on Exhibit A or Exhibit B, as applicable, attached hereto) by CarrAmerica necessary to fund the business of the Companies in the ordinary course or to fund committed developments;"

          7. Section 4.1(b)(v) of the UK Agreement is hereby deleted in its entirety and replaced with the following:

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          "make any material change in any Omni UK Real Property Lease or LuxCo
          Real Property Lease, as applicable, or other contracts or enter into, renew, fail to renew, terminate or permit to be terminated any Omni UK Real Property Lease or LuxCo Real Property Lease, as applicable, any other contract or agreement that calls for aggregate annual payments of $25,000 or more and which either (i) is not terminable by either of the Companies or their respective Subsidiary, as applicable, at will on 60 days or less notice without payment of a penalty or (ii) has a term of more than six months, other than the operating leases and related letters of comfort executed by Omni UK, LuxCo or any Subsidiaries thereof with respect to development and refurbishment projects identified in the CapEx Budget, as contemplated by the operating budgets for those projects;"

          8. Section 5.5 of the UK Agreement is hereby amended by inserting the following sentence at the end of such section:

          "Not later than six months after the Closing, the Second Step Surviving Corporation shall reimburse CarrAmerica, as agent for itself and the stockholders of HQ Global Workplaces, Inc. ("HQ Global") immediately prior to the Closing (based on their proportionate indirect beneficial interests in Omni UK and LuxCo), for any additional lease deposits of Omni UK and LuxCo that are not identified on the disclosure schedules delivered in connection with the execution of this Agreement; provided that the Second Step Surviving Corporation is provided with a schedule of such additional lease deposits at or prior to Closing."

          9. Article 5 of the UK Agreement is hereby amended by adding the following sections at the end of such Article 5:

          "Section 5.6  MAM Hammersmith Center.  RSI and VANTAS hereby consent
                        ----------------------
          to the development of the MAM Hammersmith center. Immediately subsequent to the Closing, the Second Step Surviving Corporation shall reimburse CarrAmerica, as agent for itself and the stockholders of HQ Global immediately prior to the Closing (based on their proportionate indirect beneficial interests in Omni UK and LuxCo), for any costs that have been or will be incurred prior to Closing in connection with the development of the MAM Hammersmith center; provided that the Second Step Surviving Corporation is provided with a schedule of such amounts at or prior to Closing.

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          Section 5.7  Prepaid Rent; Tenant Reimbursement. Immediately
                       ----------------------------------
          subsequent to the Closing, the Second Step Surviving Corporation shall pay to CarrAmerica, as agent for itself and the stockholders of HQ Global immediately prior to the Closing (based on their proportionate indirect beneficial interests in Omni UK and LuxCo), $576,000, which represents the amount of rent of Omni UK and LuxCo that was prepaid for the period after Closing;; provided that the Second Step Surviving Corporation is provided with a schedule of such amounts at or prior to Closing.

          Section 5.8  Capital Expenditures and Cash Fundings. Immediately
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          subsequent to the Closing, the Second Step Surviving Corporation shall reimburse CarrAmerica, as agent for itself and the stockholders of HQ Global immediately prior to the Closing (based on their proportionate indirect beneficial interests in Omni UK and LuxCo), for all capital expenditures and development expenses of Omni UK or LuxCo incurred after April 30, 2000 and prior to Closing, including amounts funded to enable Omni UK to satisfy its capital commitments with respect to the MAM Investment; provided that the Second Step Surviving Corporation is provided with a schedule of such amounts at or prior to Closing.

          Section 5.9  Side Letter.  At Closing, VANTAS shall assume the
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          obligations of CarrAmerica with respect to that certain Side Letter dated as of November 16, 1998 by and among HQMerc UK Management Limited ("HQ Merc"), P.R.A. Investments Limited ("PRA"), P.K. Investments Limited ("PKL"), Peter Allport ("Allport"), Peter Kershaw ("Kershaw"), HQ Holdings Limited ("HQ Holdings") and CarrAmerica and that certain Side Letter dated as of November 16, 1998 by and among HQ Merc UK Partnership Limited, PRA, PKL, Allport, Kershaw, HQ Holdings and CarrAmerica."

          10. Section 6.2(b) of the UK Agreement is hereby deleted in its entirety and replaced with the following:

          "CarrAmerica shall have received the cash required by Sections 1.2, 5.3, 5.5, 5.6, 5.7 and 5.8."

          11. All references to "April 30, 2000" in Article X(a)(iv), Article X(a)(vi) and Article X(a)(vii) of the UK Agreement are hereby changed to "May 31, 2000."

          12. All references to "May 1, 2000" in Article X(a)(iv) of the UK Agreement are hereby changed to "June 1, 2000."

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          13.  The amount of the Loan Notes identified in Annex A to the UK
Agreement is hereby deleted and replaced with "21,229,392 (reduced by the amount of any payments thereto prior to Closing)."

          14. Simultaneously with the execution of this Amendment, RSI shall contribute $900,000 to VANTAS and VANTAS shall pay $900,000 in cash (the "UK Stockholder Extension Payment") to CarrAmerica, as compensation for the extension of the Closing Date from April 30, 2000 to May 31, 2000. The UK Stockholder Extension Payment is nonrefundable and will not be used to adjust the consideration otherwise payable in connection with the consummation of the transactions contemplated by the UK Agreement.

          15. CarrAmerica, Omni UK and LuxCo represent and warrant, each as to itself only, that each of CarrAmerica, Omni, UK and LuxCo has the requisite capacity and authority, and has taken all actions necessary in order, to execute, deliver and perform its obligations under this Amendment. This Amendment is a legal, valid and binding obligation of each of CarrAmerica, Omni UK and LuxCo, enforceable in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditors' rights.

          16. VANTAS and RSI represent and warrant that each of VANTAS and RSI has the requisite capacity and authority, and has taken all actions necessary in order, to execute, deliver and perform its obligations under this Amendment. This Amendment is a legal, valid and binding obligation of each of VANTAS and RSI, enforceable in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditors' rights.

          17. This Amendment, the Merger Agreement, as amended, the Stock Purchase Agreement, as amended, and the other agreements referred to herein and therein represent the entire understanding of the parties with respect to the subject matter contained herein. This Amendment may not be amended, modified or waived except in a writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles contained therein. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

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                           [signature page follows]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



                         CARRAMERICA REALTY CORPORATION

                         By:   /s/ Karen B. Dorigan
                            -----------------------
                         Name: Karen B. Dorigan
                         Title: Managing Director

                         OMNIOFFICES (UK) LIMITED

                         By:   /s/ Thomas A. Carr
                            ---------------------
                         Name: Thomas A. Carr
                         Title: Director

                         OMNIOFFICES (LUX) 1929 HOLDING COMPANY S.A.

                         By:   /s/ Thomas A. Carr
                            ---------------------
                         Name: Thomas A. Carr
                         Title: Director

                         FRONTLINE CAPITAL GROUP

                         By:   /s/ Jason Barnett
                            --------------------
                         Name: Jason Barnett
                         Title: Executive Vice President

                         VANTAS INCORPORATED

                         By:   /s/ Steven M. Rathkopf
                            -------------------------
                         Name: Steven M. Rathkopf
                         Title: Secretary

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